 As filed with the Securities and Exchange Commission on June 9, 1997

                                         Registration No. 333-________
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                        SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                ________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                                ________________

                      FISHER SCIENTIFIC INTERNATIONAL INC.
            (Exact name of registrant as specified in its charter)

                Delaware                                    02-0451017
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)

                                  Liberty Lane
                          Hampton, New Hampshire 03842
                   (Address of Principal Executive Offices
                               including Zip Code)

                       1997 EQUITY BASED AWARD PLAN OF
                     FISHER SCIENTIFIC INTERNATIONAL INC.
                             AND ITS SUBSIDIARIES

                           (Full title of the Plan)

                             Todd M. DuChene, Esq.
                 Vice President-General Counsel and Secretary
                                Liberty Lane
                        Hampton, New Hampshire 03842
                               (603) 929-2650
          (Name, address and telephone number of agent for service)

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                         CALCULATION OF REGISTRATION FEE

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                                      Proposed     Proposed
                                      maximum      maximum
Title of                              offering     aggregate      Amount of
securities to         Amount to be    price per    offering       registration
be registered         registered      unit         price          fee
--------------        ------------    ---------    ---------      ------------

Common Stock,          1,189,600         (2)       $44,758,700 (2) $13,563.24
   par value
$.01 per share

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(1)  To be offered pursuant to the 1997 Equity Based Award Plan of Fisher Scientific International Inc. and its Subsidiaries (the "Plan"). Such indeterminable number of additional shares as may be distributed by the operation of the recapitalization provisions of the Plans is hereby also registered.

(2) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based upon an assumed price of $37.625 share, the average of the high and low sale prices of the Registrant's Common Stock as reported on the New York Stock Exchange on June 4, 1997.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Incorporated by reference in this Registration Statement are the following documents heretofore filed by Fisher Scientific International Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         (a) The Company's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act;

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

         (c) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

         The Delaware General Corporation Law (the "Delaware Law") permits a Delaware corporation to include a provision in its Certificate of Incorporation, and the


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Company's Restated Certificate of Incorporation so provides, eliminating or limiting the personal liability of a director to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any such of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions. Under Delaware law, directors and officers may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In derivative actions, indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and, in the event such person shall have been adjudged to be liable to the corporation, only to the extent that a proper court shall have determined that such person is fairly and reasonably entitled to indemnity for such expenses.

         The Company's Restated Certificate of Incorporation provides, among other things, that each person who was or is made a party to, or is threatened to be made a part to, or is involved in, any action, suit or proceeding by reason of the fact that he is the legal representative, or is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) while serving in such capacity, shall be indemnified and held harmless by the Company to the full extent authorized by the Delaware Law, as in effect (or, to the extent indemnification is broadened, as it may be amended), against all expenses, liability or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amount to be paid in settlement) reasonably incurred by such person in connection therewith. The Company's Restated Certificate of Incorporation also provides that the right of indemnification conferred to the director, officer or legal representative by the Company's Restated Certificate of Incorporation shall include the right to be paid by the Company for expenses in defending the proceedings specified

                                      2
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above, in advance of their final disposition.  The Company may also, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

         The Company maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities law.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included on page 8.

Item 9.  Undertakings

         (a)  Rule 415 Offering.  The undersigned Registrant hereby undertakes:
              ------------------

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

              (i) include any Prospectus required by Section 10(a)(3) of the Securities Act, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

             (ii) reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

           (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

         (b) Subsequent Exchange Act Documents. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      4
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                                      SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hampton, State of New Hampshire on the 4th day of June, 1997.

                                           FISHER SCIENTIFIC INTERNATIONAL INC.


                                           By: /s/ Todd M. DuChene
                                              --------------------------------
                                              Todd M. DuChene
                                              Vice President-General
                                              Counsel and Secretary

         Each person whose signature appears below does hereby make, constitute and appoint Paul M. Meister and Todd M. DuChene and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, in his name, place and stead to execute on his behalf, as a director of Fisher Scientific International Inc. (the "Company"), the Registration Statement of the Company on Form S-8 (the "Registration Statement") for the registration of shares of the Company's common stock, par value $.01 ("Common Stock"), in connection with the 1997 Equity Based Award Plan of Fisher Scientific International Inc. and its Subsidiaries and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Act"), and any and all other instruments which either of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he might or could do if personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

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    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                           TITLE                       DATE
----------                           -----                       ----

/s/ Michael D. Dingman
------------------------------        Chairman of the             June 4, 1997
Michael D. Dingman                    Board and Director


/S/ Paul M. Montrone
------------------------------        President, Chief            June 4, 1997
Paul M. Montrone                      Executive Officer
                                      and Director
                                      (Principal Executive
                                      Officer)


/s/ Paul M. Meister                  Senior Vice                 June 4, 1997
------------------------------       President-- Chief
Paul M. Meister                      Financial Officer
                                     (Principal Financial
                                     and Accounting
                                     Officer)


/s/ Robert A. Day                    Director                    June 4, 1997
------------------------------
Robert A. Day


/s/ Philip E. Beekman                Director                    June 4, 1997
------------------------------
Philip E. Beekman


/s/ Gerald J. Lewis                  Director                    June 4, 1997
------------------------------
Gerald J. Lewis


/s/ Edward A.Montgomery, Jr.         Director                    June 4, 1997
------------------------------
Edward A. Montgomery, Jr.


/s/Lt. Gen. Thomas P. Stafford       Director                    June 4, 1997
------------------------------
Lt. Gen. Thomas P. Stafford

                               INDEX TO EXHIBITS

EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ----------------------

4.1 Specimen Certificate of Common Stock, $.01 par value per share, of the Company (incorporated by reference to the relevant exhibit to the Company's Registration Statement on Form S-1 (Registration No. 33-43505)).

4.2 Restated Certificate of Incorporation of the Company (incorporated by reference to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 1993).

4.3 Bylaws of the Company (incorporated by refer-ence to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 1993).

4.4 Senior Debt Securities Indenture dated as of December 18, 1995 between the Company and Mellon Bank, N.A., as Trustee (incorporated by reference to the relevant exhibit to the Company's Registration Statement on Form S-3 (Registration
               No. 33-99884)).

4.5 Fisher Scientific International Inc. 1997 Equity Based Award Plan (filed herewith).

5              Opinion of Debevoise & Plimpton (filed herewith).

23.1           Consent of Deloitte & Touche LLP (filed herewith).

23.2           Consent of Debevoise & Plimpton (included in Exhibit 5).

24 Powers of Attorney (filed herewith--see pages 5-6 of the Registration Statement).


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